UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2015

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24843 (Commission File Number)	47-0810385 (IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 444-1630

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)    Dismissal of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Managers of The Burlington Capital Group LLC, which is the general partner of the general partner of America First Multifamily Investors, L.P. (the “Partnership”), conducted a comprehensive, competitive process to select a firm to serve as the Partnership’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The Audit Committee invited several independent registered public accounting firms to participate in this process. Following a competitive review and receipt of proposals from the independent registered public accounting firms that participated in the process, on November 19, 2015 the Audit Committee recommended and authorized the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Partnership’s independent registered public accounting firm, and authorized the engagement of PricewaterhouseCoopers LLP (“PwC”) to serve as the Partnership’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The dismissal of Deloitte as the Partnership’s independent registered public accounting firm will become effective upon the issuance by Deloitte of its reports on the consolidated financial statements as of and for the year ended December 31, 2015 and the effectiveness of internal control over financial reporting as of December 31, 2015 to be included in the filing of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Deloitte’s audit reports on the Partnership’s consolidated financial statements as of and for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Partnership’s fiscal years ended December 31, 2014 and 2013 and the subsequent interim period preceding Deloitte’s dismissal, there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in their reports included in the Partnership’s filings with the Securities and Exchange Commission (“SEC”). In addition, there were no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2014 and 2013, or during the subsequent interim period preceding Deloitte’s dismissal.

The Partnership provided Deloitte with a copy of this Form 8-K prior to its filing with the SEC and requested that Deloitte furnish the Partnership with a letter addressed to the SEC stating whether Deloitte agrees with the statements made by the Partnership in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Deloitte’s letter, dated November 24, 2015, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)    Engagement of New Independent Registered Public Accounting Firm

In conjunction with the competitive process for the review of other independent registered public accounting firms noted above, on November 19, 2015, the Audit Committee engaged PwC to serve as the Partnership’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

During the Partnership’s fiscal years ended December 31, 2014 and 2013 and the subsequent interim period preceding PwC’s engagement, neither the Partnership nor anyone on its behalf consulted PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership’s consolidated financial statements, and no written report or oral advice was provided by PwC to the Partnership that PwC concluded was an important factor considered by the Partnership in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter to Securities and Exchange Commission from Deloitte & Touche LLP dated November 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.
Date: November 24, 2015

	By:	/s/Craig S. Allen
Printed Name: Craig S. Allen
Title: Chief Financial Officer